THIS PAPER DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 101(D) OF REGULATION S-T
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------


                                   FORM 10/A


                            ------------------------

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

    PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                                  VIALTA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                      94-3337326
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                            48461 FREMONT BOULEVARD
                           FREMONT, CALIFORNIA 94538
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 (510) 492-1980
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                            ------------------------

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: NONE
       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE
                CLASS B COMMON STOCK, PAR VALUE $0.001 PER SHARE

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


ITEM 15. Financial Statements and Exhibits

        (b)     Exhibits





EXHIBIT NUMBER                                   DESCRIPTION
--------------                                   -----------
    2.1**          Master Distribution Agreement between the Registrant and ESS
                   Technology, Inc.

    2.2**          Master Technology Ownership and License Agreement between the
                   Registrant and ESS Technology, Inc.

    2.3**           Employee Matters Agreement between the Registrant and ESS
                   Technology, Inc.

    2.4** Tax Sharing and Indemnity Agreement between the Registrant and ESS Technology

    2.5**          Real Estate Matters Agreement between the Registrant and ESS
                   Technology, Inc.

    2.6**          Master Confidential Disclosure Agreement between the
                   Registrant and ESS Technology, Inc.

    2.7**          Indemnification and Insurance Matters Agreement between the
                   Registrant and ESS Technology, Inc.

    2.8** Master Transitional Services Agreement between the Registrant and ESS Technology, Inc.

    3.1*           Certificate of Incorporation of the Registrant

    3.2*           Bylaws of the Registrant

    4.1**          Form of Class A Common Stock Certificate of the Registrant

    4.2**          Form of Class B Common Stock Certificate of the Registrant

    10.1*          1999 Stock Incentive Plan

    10.2*          2000 Directors Stock Option Plan

    10.3**         2001 Nonstatutory Stock Option Plan

    10.4**         2001 Employee Stock Purchase Plan

    10.5*          Offer Letter Agreement between the Registrant and Steve
                   Charng

    10.6*          Offer Letter Agreement between the Registrant and Bob Woo

    10.7*          Offer Letter Agreement between the Registrant and Steve
                   Caudle

    10.8*          Offer Letter Agreement between the Registrant and Charles
                   Root

    10.9*          Offer Letter Agreement between the Registrant and Michael
                   Wang

    10.10*         Offer Letter Agreement between the Registrant and Alex Law

    10.11+         Trademark License Agreement between the Registrant and
                   Digital Theater Systems, Inc.

EXHIBIT NUMBER                                   DESCRIPTION
--------------                                   -----------
    10.12+         Software License Agreement between the Registrant and EnReach
                   Technology, Inc.

    10.13*         Assignment of Intellectual Property from ESS Technology, Inc.
                   to the Registrant

    10.14+         Agreement among the Registrant, ESS Technology, Inc. and
                   Komodo Technology, Inc.

    10.15+         Purchase Agreement between the Registrant and ESS Technology,
                   Inc., as amended

    10.16**        Amended Research and Development Service Agreement (Vialta to
                   ESS) between the Registrant and ESS Technology, Inc.

    10.17**        Amended Research and Development Service Agreement (ESS to
                   Vialta) between the Registrant and ESS Technology, Inc.

    10.18**        Asset Purchase Agreement among the Registrant, ESS
                   Technology, Inc. and I-Computer Limited

    10.19** DVD Manufacturing License Agreement between the Registrant and Macrovision Corporation

    10.20**        Lease Agreement between the Registrant and ESS Technology,
                   Inc. for the premises located at 48461 Fremont Boulevard, Fremont, California

    10.21**        Lease Agreement between the Registrant and 235 Investments
                   Limited for the premises located at 235 Yorkland Boulevard, Ontario, Canada

    10.22** Lease Agreement between Vialta.com Hong Kong Company Limited and Upcentre Investments Limited for the premises located at 238 Nathan Road, Kowloon, Hong Kong

    10.23*         Offer Letter Agreement between the Registrant and Didier
                   Pietri

    21.1*          Subsidiaries of the Registrant

    99.1*          Vialta, Inc. Information Statement

----------------------
*  Previously filed as an exhibit to the Registrant's Form 10.
** To be filed by amendment.
+ Confidential treatment has been requested with respect to certain portions of this exhibit.

                                   SIGNATURES


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  June 11, 2001             VIALTA, INC.


                                 By: /s/ Fred S.L. Chan
                                     --------------------------------------
                                     Name: Fred S.L. Chan
                                     Title: Chairman and Chief Executive Officer

                                INDEX OF EXHIBITS



EXHIBIT NUMBER                            DESCRIPTION
--------------                            -----------
    2.1**          Master Distribution Agreement between the Registrant and ESS
                   Technology, Inc.

    2.2**          Master Technology Ownership and License Agreement between the
                   Registrant and ESS Technology, Inc.

    2.3**          Employee Matters Agreement between the Registrant and ESS
                   Technology, Inc.

    2.4** Tax Sharing and Indemnity Agreement between the Registrant and ESS Technology

    2.5**          Real Estate Matters Agreement between the Registrant and ESS
                   Technology, Inc.

    2.6**          Master Confidential Disclosure Agreement between the
                   Registrant and ESS Technology, Inc.

    2.7**          Indemnification and Insurance Matters Agreement between the
                   Registrant and ESS Technology, Inc.

    2.8** Master Transitional Services Agreement between the Registrant and ESS Technology, Inc.

    3.1*           Certificate of Incorporation of the Registrant

    3.2*           Bylaws of the Registrant

    4.1**          Form of Class A Common Stock Certificate of the Registrant

    4.2**          Form of Class B Common Stock Certificate of the Registrant

    10.1*          1999 Stock Incentive Plan

    10.2*          2000 Directors Stock Option Plan

    10.3**         2001 Nonstatutory Stock Option Plan

    10.4**         2001 Employee Stock Purchase Plan

    10.5*          Offer Letter Agreement between the Registrant and Steve
                   Charng

    10.6*          Offer Letter Agreement between the Registrant and Bob Woo

    10.7*          Offer Letter Agreement between the Registrant and Steve
                   Caudle

    10.8*          Offer Letter Agreement between the Registrant and Charles
                   Root

    10.9*          Offer Letter Agreement between the Registrant and Michael
                   Wang

    10.10*         Offer Letter Agreement between the Registrant and Alex Law

    10.11+         Trademark License Agreement between the Registrant and
                   Digital Theater Systems, Inc.

    10.12+         Software License Agreement between the Registrant and EnReach
                   Technology, Inc.

    10.13**        Assignment of Intellectual Property from ESS Technology, Inc.
                   to the Registrant

    10.14+         Agreement between the Registrant, ESS Technology, Inc. and
                   Komodo Technology, Inc.

EXHIBIT NUMBER                                   DESCRIPTION
--------------                                   -----------
    10.15+         Purchase Agreement between the Registrant and ESS Technology,
                   Inc., as amended

    10.16**        Amended Research and Development Service Agreement (Vialta to
                   ESS) between the Registrant and ESS Technology, Inc.

    10.17**        Amended Research and Development Service Agreement (ESS to
                   Vialta) between the Registrant and ESS Technology, Inc.

    10.18**        Asset Purchase Agreement among the Registrant, ESS
                   Technology, Inc. and I-Computer Limited

    10.19** DVD Manufacturing License Agreement between the Registrant and Macrovision Corporation

    10.20**        Lease Agreement between the Registrant and ESS Technology,
                   Inc. for the premises located at 48461 Fremont Boulevard, Fremont, California

    10.21**        Lease Agreement between the Registrant and 235 Investments
                   Limited for the premises located at 235 Yorkland Boulevard, Ontario, Canada

    10.22** Lease Agreement between Vialta.com Hong Kong Company Limited and Upcentre Investments Limited for the premises located at 238 Nathan Road, Kowloon, Hong Kong

    10.23*         Offer Letter Agreement between the Registrant and Didier
                   Pietri

    21.1*          Subsidiaries of the Registrant

    99.1*          Vialta, Inc. Information Statement

----------------------
*  Previously filed as an exhibit to the Registrant's Form 10.
** To be filed by amendment.
+ Confidential treatment has been requested with respect to certain portions of this exhibit.